UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 8, 2012

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9 East 40th Street, Suite 900, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 8, 2012 (the “Closing Date”), Palmer-Mapletree LLC (the “Borrower”), of which Presidential Realty Corporation (the “Company”) is the sole member, closed on a Loan Agreement dated June 8, 2012 (the “Loan Agreement”) with Country Bank for Savings (the “Lender”). The Loan Agreement provides to the Borrower a $500,000 commercial mortgage evidenced by a Commercial Note issued by the Borrower in favor of the Lender (the “Commercial Note”) and a commercial revolving demand line of credit in an amount not to exceed $500,000 evidenced by a Demand Revolving Line of Credit Note issued by the Borrower in favor of the Lender (the “Revolving Note” and together with the Commercial Note, the “Notes”).

The Commercial Note provides for an interest rate of 5% per annum for an initial period of 5 years from the Closing Date (the “Initial Period”). Thereafter, the interest rate will be adjusted during each one month period (the “Adjustment Period”), or any portion thereof, equal to the Lender’s Prime Rate plus 1% with a floor of 5% per annum. During the Initial Period, principal and interest of the Commercial Note shall be payable monthly in the amount of $3,973.24, and thereafter, in such amounts necessary to fully amortize the then unpaid principal existing at the expiration of the Initial Period and each Adjustment Period at the then applicable rate of interest and based upon an amortization period of 15 years from the Closing Date. Any remaining unpaid principal and accrued interest shall be due and payable on June 8, 2027. If any payment due under the Commercial Note is more than fifteen days overdue, a late charge of 5% of the overdue payment shall be immediately due and payable to the Lender. The Borrower may prepay the Commercial Note at any time, subject to a prepayment premium of 5% of the outstanding principal balance if the prepayment occurs during the first year of the Commercial Note, 4% if the prepayment occurs during the second year, 3% if the prepayment occurs during the third year, 2% if the prepayment occurs during the fourth year and 1% if the prepayment occurs during the fifth year. Upon an event of default, the outstanding principal of the Commercial Note shall bear interest at a rate equal to the lesser of (a) the highest interest rate permitted by applicable law or (b) 5% per annum above the interest rate then in effect at the time of the default.

The Revolving Note provides for an adjustable rate of interest of 1% per annum above the Lender’s Prime Rate on all loans advanced under the Revolving Note and shall be payable monthly in arrears. Interest rate changes shall be effective as of each change in the Prime Rate. Advances under the Revolving Note by Lender to Borrow shall be made in Lender’s sole and exclusive discretion. All unpaid principal, interest, and other amounts due under the Revolving Note shall be immediately due and payable on demand and shall be in default upon the failure of the Borrower to pay immediately any amount due, once demand is made. If any payment due under the Revolving Note is more than fifteen days overdue, a late charge of 5% of the overdue payment shall be immediately due and payable to the Lender. Upon an event of default, the outstanding principal of the Revolving Note shall bear interest at a rate equal to the lesser of (a) the highest interest rate permitted by applicable law or (b) 5% per annum above the interest rate then in effect at the time of the default. Funds advanced to Borrower will be utilized by Borrower and the Company for working capital or other business purposes.

The Borrower’s obligations under the Notes are secured by the Borrower’s land, with all buildings and improvements now or hereafter thereon, located at 20 Wilbraham Street, Palmer, Hampden County, Massachusetts pursuant to a Mortgage and Security Agreement (the “Mortgage”).

The foregoing description of the Loan Agreement, Notes and Mortgage are not complete and are qualified in their entirety by reference to the full terms and conditions of the documents filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description
10.1	Loan Agreement between Palmer-Mapletree LLC and Country Bank for Savings dated June 8, 2012+

10.2	Commercial Note issued by Palmer-Mapletree LLC to Country Bank for Savings dated June 8, 2012

10.3	Demand Revolving Line of Credit Note issued by Palmer-Mapletree LLC to Country Bank for Savings dated June 8, 2012

10.4	Mortgage and Security Agreement between Palmer-Mapletree LLC and Country Bank for Savings dated June 8, 2012

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: June 13, 2012	By:	/s/ Nickolas W. Jekogian
Nickolas W. Jekogian
Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit	Description
10.1	Loan Agreement between Palmer-Mapletree LLC and Country Bank for Savings dated June 8, 2012+

10.2	Commercial Note issued by Palmer-Mapletree LLC to Country Bank for Savings dated June 8, 2012

10.3	Demand Revolving Line of Credit Note issued by Palmer-Mapletree LLC to Country Bank for Savings dated June 8, 2012

10.4	Mortgage and Security Agreement by Palmer-Mapletree LLC dated June 8, 2012

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.